EXHIBIT  23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-04479, 333-05923, 333-42111, 333-71025,
333-88451,  333-52162,  333-52166  and 333-74820) and Forms S-3 (Nos. 333-14549,
333-23193,  333-39787, 333-49825, 333-65397, 333-66287, 333-69737, 333-72357 and
333-84017) of Talk America Holdings, Inc. (formerly Talk.com Inc.) and its subsidiaries of our reports dated February 7, 2000 relating to the financial statements and financial statement schedules which appear in the Annual Report on Form 10-K for the year ended December 31, 2001.


BDO  Seidman,  LLP


New  York,  New  York
April  10,  2002